UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 16, 2001


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115




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ITEM 5.       OTHER EVENTS

     On July 16, 2001, Calpine Corporation, the San Jose, Calif.-based independent power company, announced Michael Polsky is leaving Calpine and has resigned from its Board of Directors to begin a new energy venture, focused on developing evolving energy sector opportunities. Polsky joined Calpine in October 2000, when the company acquired Northbrook-Ill.-based SkyGen Energy LLC.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

(a)     Not applicable.

(b)     Not applicable.

(c)     Exhibits.

     99.0 Press release dated July 16, 2001, announcing that Michael Polsky is leaving Calpine and has resigned from its Board of Directors to begin a new energy venture.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                          Vice President and Controller
                            Chief Accounting Officer
July 16, 2001

EXHIBIT 99.0

                                             NEWS RELEASE Contact:  408/995-5115
                                        Media Relations:  Bill Highlander, X1244
                                        Investor Relations:  Rick Barraza, X1125


                   MICHAEL POLSKY TO LAUNCH NEW ENERGY VENTURE
        Former Calpine Officer to Pursue New Energy Sector Opportunities

     (SAN JOSE, CALIF.) July 16, 2001 -- Calpine Corporation (NYSE: CPN), the San Jose, Calif.-based independent power company, announced Michael Polsky is leaving Calpine and has resigned from its Board of Directors to begin a new energy venture, focused on developing evolving energy sector opportunities. Polsky joined Calpine in October 2000, when the company acquired Northbrook-Ill.-based SkyGen Energy LLC.

     "We wish Michael well in his new energy venture and are considering investing in this opportunity," stated Calpine CEO and President Pete Cartwright. "Michael is a true entrepreneur and has made an outstanding contribution to Calpine in helping build our North American power fleet."

     According to Polsky, the new venture, which has yet to be named, will pursue energy sector opportunities arising from changing supply, consumption and regulatory patterns in North America. Its objective is to match investment capital with its active development and asset management capabilities.

     Polsky stated, "My relationship with Calpine has been tremendous. They are the leading independent power company in North America. I view this new venture as a natural evolution from my relationship with Calpine and look forward to working together again in the future."

     As a result of its SkyGen acquisition, Calpine added nearly 8,000 megawatts of strategic natural gas-fired base load and peaking generation in operation, under construction and in announced development. Calpine expects to announce additional SkyGen projects in the near future. John King, Calpine senior vice president, will lead Calpine's Northbrook-Ill. power operations, including managing its 45-member staff of energy professionals.

     Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient, natural gas-fired generation and is the world's largest producer of renewable geothermal energy. Calpine has launched the largest power development program in North America. To date, the company has approximately 34,000 megawatts of base load capacity and 7,400 megawatts of peaking capacity in operation, under construction, pending acquisition and in announced development in 29 states, the UK and Canada. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its Website at www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) changes in government regulations, including pending changes in California, and anticipated deregulation of the electric energy industry, (ii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain financing and the necessary permits to operate or the failure of third-party contractors to perform their contractual obligations, (iii) cost estimates are preliminary and actual cost may be higher than estimated, (iv) the assurance that the Company will develop additional plants, (v) a competitor's development of a lower-cost generating gas-fired power plant, and (vi) the risks associated with marketing and selling power from power plants in the newly competitive energy market. Prospective investors are also referred to the other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.